                       SPECIAL RIDER TO MULTIFAMILY INSTRUMENT

    THIS SPECIAL RIDER TO MULTIFAMILY INSTRUMENT (this "Special Rider") is made as of the 1st day of August, 1996, and is incorporated into and shall be deemed to amend and supplement the Multifamily Third Mortgage, Assignment of Rents and Security Agreement as of even date herewith (the "Instrument"), given by OTC APARTMENTS LIMITED PARTNERSHIP, a Florida limited partnership ("Borrower") for the benefit of FEDERAL NATIONAL MORTGAGE ASSOCIATION, a federally chartered corporation ("Fannie Mae" or "Lender") and covering the property described in the Instrument and located in Escambia County, Florida (the "Property"), as amended by that certain Rider to Multifamily Instrument as of the same date (the "Rider") (collectively, with this Special Rider and any other riders to the Instrument given by the Borrower to Lender and covering the Property, the "Multifamily Instrument").

    The covenants and agreements of this Special Rider, and the covenants and agreements of any other riders to the Instrument, shall be incorporated into and shall amend and supplement the covenants and agreements of the Instrument as if this Special Rider and the other riders were a part of the Instrument, and all references to the Instrument in the Loan Documents (as defined in the Rider below) shall mean the Instrument as so amended and supplemented. Any conflict between the provisions of the Instrument, as amended by the Rider and this Special Rider shall be resolved in favor of this Special Rider. Initially-capitalized terms used in this Multifamily Instrument, which are not defined in this Multifamily Instrument, shall have the meanings given to those terms in the Reimbursement Agreement.

    ADDITIONAL COVENANTS. Borrower and Lender further covenant and agree as follows:

    A. ADDITIONAL SECURITY - OBLIGATIONS SECURED BY OTHER SECURITY INSTRUMENTS. The term "Secured Obligations" as used in this Multifamily Instrument shall also include, and this Multifamily Instrument shall also secure, the payment and performance of all obligations secured by (i) each of the other mortgages, deeds to secure debt and/or deeds of trust identified in the Reimbursement Agreement as the "REIMBURSEMENT MORTGAGES", including any Reimbursement Mortgage on any New Property that is granted after the date hereof (collectively, the "Reimbursement Mortgages"); and (ii) each of the other mortgages, deeds to secure debt and/or deeds of trust identified in the Reimbursement Agreement as the "Bond Mortgages" (other than the Bond Mortgage, if any, with respect to the Property), including any Bond Mortgage on a New Property that is granted after the date hereof (collectively, the "Subject Bond Mortgages"). Each of the other Reimbursement Mortgages and each of the Subject Bond Mortgages is hereinafter referred to individually as an "Other Security Instrument," and collectively as the "Other Security Instruments". The Other Security Instruments existing as of the date of this Multifamily Instrument are identified on Schedule I to this Multifamily Instrument attached hereto.

    B. CROSS DEFAULT. The failure by Borrower to pay when due any amount payable under any Related Mortgage Note, the Reimbursement Agreement, this Multifamily Instrument or any other Loan Document or the failure (beyond applicable cure periods, if any) by the Borrower to perform or observe any covenant or any obligation of Borrower contained in (a) any other Loan Document,
(b) any subordinate financing, (c) that certain Master Reimbursement Agreement as of July 1, 1996, by Borrower and Fannie Mae, as the same may be amended, supplemented or otherwise modified from time to time (the "Reimbursement Agreement"), and (d) any form of public, quasi-public, public/private or private debt and/or equity infusion, grant, subsidy, tax relief or abatement plan, program or other form of assistance, shall, at Lender's option, in its discretion, constitute a default under this Multifamily Instrument and the other Loan Documents. Any such default by Borrower under this Multifamily Instrument shall: (i) entitle Lender, at its option, in its discretion, to invoke any of the remedies set forth in Paragraph 27 of the Instrument or as otherwise afforded by law or equity; and (ii) at Lender's option, in its discretion, constitute a default by Borrower under any or all of the Other Security Instruments and the Reimbursement Agreement.

    C. WAIVER OF MARSHALLING RIGHTS. Borrower waives all rights to have all or part of the Property described in this Instrument and/or the mortgaged property described in any of the Other Security Instruments marshalled upon any foreclosure of this Instrument or any of the Other Security Instruments. Lender shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of the Property described in this Instrument or the mortgaged property described in any of the Other Security Instruments as a whole or in separate parcels, in any order that Lender may designate. Borrower makes this waiver for itself, for all persons and entities claiming through or under Borrower and for persons and entities who may acquire a lien on all or any part of the Property described in this Instrument or in the mortgaged property described in any of the Other Security Instruments, or on any interest therein.

    D. LEASES. All leases of the residential housing units in the Property must (a) be legally valid, binding and enforceable obligations of the tenants,
(b) comply with all applicable laws and (c) satisfy the standards of the Fannie Mae Delegated Underwriting and Servicing Guide in its present form as of the date of any such lease.

    E. MORTGAGE EXPENSES. Should Lender (or "Servicer" as such term is defined in the Reimbursement Agreement) pay any Mortgage Expenses (as hereinafter defined), Borrower shall on demand immediately reimburse Lender (or Servicer, as applicable) for the full amount of such Mortgage Expenses paid by Lender (or Servicer, as applicable). For purposes of this paragraph E, "Mortgage Expenses" shall mean the cost of real estate taxes, appraisal fees, insurance fees, legal fees and any other expenses which may be required to maintain the priority of, or to protect or enforce Lender's rights in, the Multifamily Instrument, including (i) fees and expenses of the servicer engaged by Fannie Mae to service and administer the Mortgage Loans which are not paid by Borrower, (ii) fees and expenses paid to maintain in full force and effect or realize the benefit of any insurance with respect to the Multifamily Instrument and (iii) any fees advanced on behalf of Borrower by Fannie Mae to any Related Trustee or Issuer.

    F. CHARGES; LIENS. Uniform Covenant 4 of the Instrument ("Charges; Liens") is amended to add the following provisions at the end thereof:

         Provided that Borrower is not in breach of any of its covenants, obligations or agreements under this Instrument and no event of default has occurred and is continuing under the Reimbursement Agreement or any other Loan Document, Borrower shall not be required to pay or discharge any obligation imposed upon Borrower by this paragraph 4 so long as Borrower has given written notice of the same to Lender and is in good faith and at its sole cost and expense diligently contesting the same or the validity thereof by appropriate legal proceedings, which proceedings must operate to prevent the collection thereof or realization thereon, the sale or forfeiture of the Property or any portion thereof to satisfy the same; provided, however, that during such contest (i) Borrower shall, at the option of Lender, provide security reasonably satisfactory to Lender and sufficient in Lender's reasonable judgment to cover the amount of the contested obligations, with interest on such obligations (to the extent interest would be due the obligee) for that period that such proceedings may reasonably be expected to take, and of any additional interest, charge, fine, penalty, fee or expense arising from or incurred as a result of such contest, (ii) the title company insuring the Property agrees to insure over any potential lien that may result from such contest, and (iii) if at any time the payment of any obligation imposed upon Borrower by this paragraph 4 shall become necessary to prevent (a) the delivery of a tax deed conveying the Property or any portion thereof, or
    (b) the sale of the tax lien therefor because of non-payment or (c) the imposition of any penalty, fine, charge, fee, cost or expense on Lender, then Borrower shall pay the same in sufficient time to prevent the occurrence of any of the foregoing.

    G. CONDEMNATION PROCEEDS; RESTORATION OF PROPERTY. Uniform Covenant 11 of the Instrument ("Condemnation") is amended to add the following provision at the end thereof:

         Lender shall permit Borrower to apply any such awards, payments, proceeds or damages, after deduction of Lender's expenses incurred in the collection of such amounts, to the payment of repairs to the Property if all of the following conditions are met: (i) Borrower is not in breach or default of any provision of the Instrument, the Reimbursement Agreement or any other Loan Document; (ii) Lender determines that there will be sufficient funds to restore and repair the Property to a condition approved by Lender; (iii) Lender determines that the rental income of the Property, after restoration and repair of the Property to a condition approved by Lender, will be sufficient to meet all operating costs and other expenses, payments for reserves and loan repayment obligations relating to the Property; (iv) Lender determines that restoration and repair of the Property to a condition approved by Lender will be completed prior to the earlier of either (1) the maturity date of the Fannie Mae Credit Facility or (2) within one year of the date of the loss or casualty to the Property; and (v) Lender determines that upon the restoration and repair of the Property there will not have been a material dimunition in the value of the Property since the date immediately preceding the condemnation.

    H. LEASES. Uniform Covenant 16 of the Instrument ("Leases of the Property") is modified by adding the phase "entered into hereafter" after the words "All leases of the Property" in the third (3rd) sentence of such Uniform Covenant 16.

    I. ACCELERATION IN CASE OF BORROWER'S INSOLVENCY. Uniform covenant 18 of the Instrument is amended to read as follows:

         ACCELERATION IN CASE OF BORROWER'S INSOLVENCY. In the event (i) Borrower shall (A) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, debt adjustment, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign,
    (E) admit in writing its inability to pay, or generally not be paying, its debts as they become due, (F) make a general assignment for the benefit of creditors, (G) assert that it has no liability or obligations under the Note, this

    Instrument or any of the other Loan Documents, or (H) take any action for the purpose of effecting any of the foregoing; or (ii) a case or other proceedings shall be commenced against Borrower in any court of competent jurisdiction seeking (A) relief under the Federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of Borrower or of all or a substantial part of the property, domestic or foreign, of Borrower, and any such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or any order granting the relief requested in any such case or proceeding against Borrower (including an order for relief under such Federal bankruptcy laws) shall be entered, or (iii) there is an attachment, execution or other judicial seizure of any portion of Borrower's property and such seizure is not discharged within ten calendar days, then Lender may, at Lender's option, declare all of the sums secured by this Instrument to be immediately due and payable without prior notice to Borrower, and Lender may invoke any remedies permitted by paragraph 27 of this Instrument. Any attorney's fees and other expenses incurred by Lender in connection with Borrower's bankruptcy or any of the other aforesaid events shall be additional indebtedness of Borrower secured by this Instrument pursuant to paragraph 8 hereof.

    J. NON-IMPAIRMENT. Except as supplemented and/or modified by this Special Rider, all of the terms, covenants and conditions of the Other Security Instruments and the other loan documents executed in connection therewith shall remain in full force and effect.

    K. MODIFICATION OF SINGLE ASSET REQUIREMENTS. Paragraph J of the Rider is amended to read as follows:

         J. Single Purpose Entity.

              Borrower covenants and agrees that Borrower shall at all times during the term of this Instrument comply with the covenants set forth in Sections 2.2(i) and 2.3(k) of the Reimbursement Agreement and that Borrower shall not violate the provisions of subsections 2.3(a)(iii) or 2.3(a)(iv) of the Reimbursement Agreement.

    L. GRANT OF INTEREST IN CERTAIN FUNDS. Without limiting the generality of the first (1st) sentence of Uniform Covenant 15 of the Instrument and pursuant to the Uniform Commercial Code, Borrower hereby grants, pledges and assigns to Lender all of Borrower's right, title and interest in and to all funds and accounts and investments of funds and accounts now or hereafter held by each Related Bond Trustee pursuant to the Indentures, including any and all loan funds, escrow funds, revenue funds, debt service funds, reserve funds, redemption funds and other funds and securities and other instruments comprising investments of any of the foregoing and interest and other income derived from any of the foregoing, all to be held in trust in accordance with the terms of the Indentures.

    M. NOTICES. Uniform Covenant 20 of the Instrument is amended to read as follows:

         All notices, directions, certificates or other communications hereunder shall be given by certified or registered mail, return receipt requested, OR by overnight courier addressed to the appropriate notice address set forth below. Any of the parties hereto may, by such notice described above, designate any further or different address to which subsequent notices, certificates or other communications shall be sent without any requirement of execution of any amendment to this Instrument. Any such notice, certificate or communication shall be deemed to have been given as of the date of actual delivery or the date of failure to deliver by reason of refusal to accept delivery or changed address of which no notice was given pursuant to this paragraph 20. Unless otherwise directed by Fannie Mae, all notices from Borrower pursuant to this Instrument shall also be given to the Servicer in accordance with this paragraph 20. The notice addresses are as follows:

    (a)  if to Borrower:

         OTC Apartments Limited Partnership
         1873 South Bellaire Street, 17th Floor
         Denver, Colorado  80222
         Attn: Vice Chairman

    (b)  if to Fannie Mae:

         if by mail or overnight courier:

         Fannie Mae
         3900 Wisconsin Avenue, N.W.
         Washington, DC  20016
         Attn: Senior Vice President
               Multifamily Activities

         if by messenger:

         Fannie Mae
         3939 Wisconsin Avenue, N.W.
         Washington, DC  20016
         Attn: Senior Vice President
               Multifamily Activities

         in each case, with copies to:

         Fannie Mae
         Southwest Regional Office
         Two Galleria Tower
         13455 Noel Road, Suite 600
         Dallas, Texas 75240
         Attn: Regional Vice President
               Multifamily Activities

         and to:

         Fannie Mae
         3900 Wisconsin Avenue, N.W.
         Washington, DC  20016
         Attn: Multifamily Mortgage Operations
               Manager, Multifamily Deliveries

    (c)  if to Servicer:

         GMAC Commercial Mortgage Corporation
         650 Dresher Road
         Horsham, Pennsylvania  19044-8015
         Attn: Barry Moore

    N.   TRANSFERS OF THE PROPERTY OR INTERESTS IN BORROWER.

    (a)  Definitions

    For purposes of this Instrument, the following terms have the respective meanings set forth below:

          (i) The term "TRANSFER" means (A) a sale, assignment, pledge, transfer or other disposition (whether voluntary or by operation of law) of, for the granting or creating of a lien, encumbrance or security interest in, any of Borrower's estate, rights, title or interest in the Property, or any portion thereof, or (B) a sale, assignment, pledge, transfer or other disposition of any interest in Borrower, its General Partner, AIMCO REIT or in AIMCO OP, or (C) the issuance or other creation of new ownership interests in Borrower, its General Partner, AIMCO REIT or in AIMCO OP, or (D) a merger or consolidation of Borrower, its General Partner, AIMCO REIT or AIMCO OP, or (E) the reconstitution of Borrower, its General Partner, AIMCO REIT or AIMCO OP from one type of entity to another type of entity.

         (ii) A "CHANGE OF CONTROL" shall mean the earliest to occur of: (A) the date an Acquiring Person becomes (by acquisition, consolidation, merger or otherwise), directly or indirectly, the beneficial owner of more than forty percent (40%) of the total Voting Equity Capital of AIMCO REIT then outstanding, or (B) the date on which AIMCO REIT shall cease to hold (whether directly or indirectly through a wholly owned intermediary entity such as AIMCO-LP, Inc. or AIMCO-GP, Inc.) 50.1% or more of the limited partnership interests in AIMCO OP or (C) the date of which AIMCO REIT shall cease for any reason to own 100% of the Voting Equity Capital (or any other securities) of the General Partner of Borrower, or (D) the replacement (other than solely by reason of retirement at age sixty-five or older, death or disability) of 50% or more of the board of directors or trustees, if applicable) of the members of the board of directors (or trustees, if applicable) of AIMCO REIT over a one-year period where such replacement shall not have been approved by a vote of at least a majority of the board of directors (or trustees, if applicable) of AIMCO REIT then still in office who either were members of such board of directors (or trustees, if applicable) at the beginning of such one-year period or whose election as members of the board of directors (or trustees, if applicable) was previously so approved.

        (iii) An "ACQUIRING PERSON" shall mean a "PERSON" or "GROUP OF PERSONS" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended; PROVIDED. HOWEVER, that notwithstanding the foregoing, "ACQUIRING PERSON" shall not be deemed to include any member of the Borrower Control Group unless such member has, directly or indirectly, disposed of, sold or otherwise transferred to, or encumbered or restricted (whether by means of voting trust agreement or otherwise) for the benefit of an Acquiring Person, all or any portion of the Voting Equity Capital of AIMCO REIT directly or indirectly owned or controlled by such member or such member directly or indirectly votes all or any portion of the Voting Equity Capital of AIMCO REIT, directly or indirectly, owned or controlled by such member for the taking of any action which, directly or indirectly, constitutes or would result in a Change of Control, in which event such member of the Borrower Control Group shall be deemed to constitute an Acquiring Person to the extent of the Voting Equity Capital of AIMCO REIT owned or controlled by such member.

         (iv) "BORROWER CONTROL GROUP" shall mean Terry Considine, Peter K. Kompaniez, Richard S. Ellwood, J. Landis Martin, Thomas L. Rhodes and John D. Smith.

          (v) A "PERSON" shall mean an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

         (vi) "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

        (vii) "VOTING EQUITY CAPITAL" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the board of directors (or Persons performing similar functions).

       (viii) "AIMCO REIT" shall mean Apartment Investment and Management Company, a corporation organized and existing under the laws of the State of Maryland.

         (ix) "AIMCO OP" shall mean AIMCO Properties, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

          (x) "GENERAL PARTNER" shall mean "AIMCO/OTC QRS, INC., a corporation organized and existing under the laws of the State of Delaware.

    (b) ACCELERATION OF THE LOAN UPON TRANSFERS OF THE PROPERTY OR SIGNIFICANT INTERESTS

    Subject to clause (c) hereof, Lender may, at Lender's option, declare all sums secured by this Instrument immediately due and payable and Lender may invoke any remedies permitted by paragraph 27 of this Instrument if, without Lender's prior written consent, any of the following shall occur:

          (i) a Transfer of all or any part of the Property or any interest in the Property; or

         (ii)  a Transfer of any interest in Borrower or the General Partner;
               or

        (iii)  a Change in Control.

    (c)  No Acceleration of the Loan For Transfers Caused by Certain Events

    Notwithstanding the foregoing provisions of this covenant, Lender shall not be entitled to declare sums secured by this Instrument immediately due and payable or to invoke any remedy permitted by paragraph 27 of this Instrument solely upon the occurrence of any of the following:

          (i) A Transfer that occurs by inheritance, devise, or bequest or by operation of law upon the death of a natural person who is an owner of an indirect ownership interest in the Borrower.

         (ii) The grant of a leasehold interest in individual dwelling units for a term of two years or less and leases for commercial uses provided that (A) commercial leases do not exceed 5 percent (5%) of

               (1) the rentable space of the Property (measured as required by Lender) or (2) the rental income from the Property, (B) no such commercial leasehold interest contains an option to purchase the Property, and (C) all such commercial leasehold interests, in the aggregate, (1) do not adversely affect the value of the Property and (2) are coincidental to the current use of the Property for multifamily residential purposes.

        (iii) A sale or other disposition of obsolete or worn out personal property which is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Loan Documents.

         (iv) The creation of a mechanic's or materialmen's lien or judgment lien against the Property which is released of record or otherwise remedied to Lender's satisfaction, within thirty (30) days of the date of creation.

          (v) The grant of an easement, if prior to the granting of the easement Borrower causes to be submitted to Lender all information required by Lender to evaluate the easement, and if Lender determines that the easement will not materially affect the operation of the Property or Lender's interest in the Property and Borrower pays to Lender on demand, all costs and expenses incurred by Lender in connection with reviewing Borrower's request. Lender shall not unreasonably withhold its consent to (A) the grant of a utility easement serving the Property to a publicly operated utility, or (B) the grant of an easement related to expansion or widening of roadways, provided that such easement is in form and substance reasonably acceptable to Lender and does not materially and adversely affect the access, use or marketability of the Property.

         (vi) The Transfer of shares of common stock, limited partnership interests or other beneficial or ownership interests or other forms of securities in AIMCO REIT or AIMCO OP, and the issuance of all varieties of convertible debt, equity and other similar securities of AIMCO REIT or AIMCO OP, and the subsequent Transfer of such securities; provided, however, that no Change in Control occurs as a result of such Transfer, either upon such Transfer or upon the subsequent conversion to equity of such convertible debt or other securities.

        (vii) The issuance by AIMCO REIT or AIMCO OP of additional common stock, limited partnership interests or other beneficial or ownership interests, convertible debt, equity and other similar securities, and the subsequent Transfer of such convertible debt or securities; provided, however, that no Change in Control occurs as the result of such Transfer, either upon such Transfer or upon the subsequent conversion to equity of such convertible debt or other securities.

       (viii) A Transfer that occurs pursuant to Section 4.5 of the Reimbursement Agreement.

         (ix) A Transfer that occurs pursuant to Section 4.7 of the Reimbursement Agreement.

          (x) So long as AIMCO REIT owns 100% of the stock of AIMCO-LP, Inc., a Transfer of limited partnership interests that results in AIMCO-LP, Inc. owning not less than 50.1% of the limited partnership interests in AIMCO OP.

    O. CHOICE OF LAW; CONSENT TO JURISDICTION. The provisions of Section 7.8 and Section 7.9 of the Reimbursement Agreement are hereby incorporated by reference herein as fully set forth therein.




                       [REMAINDER OF PAGE INTENTIONALLY BLANK;
                             SEE ATTACHED SIGNATURE PAGE]

    IN WITNESS WHEREOF, the parties hereto have executed this Special Rider or have caused the same to be executed by their respective representatives thereunto duly authorized.

Signed and                             BORROWER:
Delivered in the
Presence of:                           OTC APARTMENTS LIMITED PARTNERSHIP, a
                                       Florida limited partnership

                                       By:  AIMCO/OTC QRS, INC., a Delaware
                                       limited corporation, its sole General
                                       Partner
/s/ Sharon Phillips
---------------------

/s/ Donna R. Gallup                    By: /s/  H. Alcock
---------------------                     ----------------------------------
                                          Harry Alcock
                                          Vice President